EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Las Vegas Sands Reports
Third Quarter 2024 Results
For the quarter ended September 30, 2024

•Net Revenue of $2.68 billion and Net Income of $353 million

•Consolidated Adjusted Property EBITDA of $991 million

•Macao Adjusted Property EBITDA of $585 million
◦Low Hold on Rolling Play in Macao Negatively Impacted Adjusted Property EBITDA by $2 million

•Marina Bay Sands Adjusted Property EBITDA of $406 million
◦Low Hold on Rolling Play at Marina Bay Sands Negatively Impacted Adjusted Property EBITDA by $78 million

•LVS Repurchased $450 million of Common Stock

•LVS Board of Directors Authorized $2.0 billion in Future Stock Repurchases

•LVS Board of Directors Announced a $0.20 Increase in LVS's Recurring Common Stock Dividend for the 2025 Calendar Year, Raising the Annual Dividend to $1.00 per Share ($0.25 per Share per Quarter)

•LVS Acquired $44 million of SCL Stock

LAS VEGAS, October 23, 2024 - Las Vegas Sands (NYSE: LVS), the leading global developer and operator of Integrated Resorts, today reported financial results for the quarter ended September 30, 2024.

“Although our reported financial results for the quarter reflected lower than expected hold in Singapore and the impact of disruption from our ongoing development work at the Londoner in Macao, we continued to execute our strategic objectives during the quarter. We remain enthusiastic about our opportunities to deliver industry-leading growth in both markets in the years ahead as we execute our capital investment programs in both Macao and Singapore,” said Robert G. Goldstein, chairman and chief executive officer.

“In Macao, the ongoing recovery continued during the quarter, although visitation to the market remains below the levels reached prior to the pandemic. Our decades-long commitment to making investments that enhance the business and leisure tourism appeal of Macao and support its development as a world center of business and leisure tourism positions us well as the recovery in travel and tourism spending progresses.

“In Singapore, although Marina Bay Sands was negatively impacted by low hold this quarter, the property continued to deliver outstanding financial and operating performance. Our new suite product and elevated service offerings position us for growth as travel and tourism spending in Asia expands.

“Our financial strength and industry-leading cash flow continue to support our ongoing investment and capital expenditure programs in both Macao and Singapore, our pursuit of growth opportunities in new markets and our program to return excess capital to stockholders.

“We repurchased $450 million LVS shares under our share repurchase program during the quarter. The LVS Board of Directors has authorized $2.0 billion of share repurchases in the future and raised our annual dividend to $1.00 per share for the 2025 calendar year. We look forward to utilizing our share repurchase and dividend programs to continue to return excess capital to stockholders.”

Net revenue was $2.68 billion, compared to $2.80 billion in the prior year quarter. Operating income was $504 million, compared to $688 million in the prior year quarter. Net income in the third quarter of 2024 was $353 million, compared to $449 million in the third quarter of 2023.

Consolidated adjusted property EBITDA was $991 million, compared to $1.12 billion in the prior year quarter.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL decreased 1.0% to $1.77 billion, compared to the third quarter of 2023. Net income for SCL was $268 million, compared to $231 million in the third quarter of 2023.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $179 million for the third quarter of 2024, compared to $200 million in the prior year quarter. Our weighted average borrowing cost was 5.1% during the third quarter of 2024, compared to 5.4% during the third quarter of 2023.

Our effective income tax rate for the third quarter of 2024 was 12.4%, compared to 21.4% in the prior year quarter. The income tax rate for the third quarter of 2024 was primarily driven by a 17% statutory rate on our Singapore operations.

Stockholder Returns
During the third quarter of 2024, we repurchased $450 million of our common stock (approximately 11 million shares at a weighted average price of $39.36). The remaining amount authorized under our share repurchase program was $195 million as of September 30, 2024. Subsequently, on October 22, 2024, the company’s Board of Directors authorized increasing the remaining share repurchase amount of $195 million to $2.0 billion and extending the expiration date of this authorization to November 3, 2026. The timing and actual number of shares to be repurchased in the future will depend on a variety of factors, including the company’s financial position, earnings, legal requirements, other investment opportunities and market conditions.

We also entered into an agreement to purchase SCL common stock that was completed in October 2024. As a result of the transaction, the company will receive 23.4 million shares of SCL common stock, increasing its ownership percentage to 71.31%.

We paid a quarterly dividend of $0.20 per common share during the quarter. We announced our next quarterly dividend of $0.20 per common share will be paid on November 13, 2024, to Las Vegas Sands stockholders of record on November 5, 2024.

Balance Sheet Items
Unrestricted cash balances as of September 30, 2024 were $4.21 billion.

The company has access to $4.47 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit. As of September 30, 2024, total debt outstanding, excluding finance leases and financed purchases, was $13.88 billion.

On October 23, 2024, SCL entered into a new facility agreement, the 2024 SCL Credit Facility, which provides for a 19.50 billion Hong Kong dollars (“HKD,” approximately $2.51 billion at exchange rates in effect on October 23, 2024) unsecured revolving credit facility (the “2024 SCL Revolving Facility”) and makes available an HKD 12.95 billion (approximately $1.67 billion at exchange rates in effect on October 23, 2024) unsecured term loan facility (the “2024 SCL Term Loan Facility”). SCL may draw under the 2024 SCL Revolving Facility for general corporate and working capital requirements and under the 2024 SCL Term Loan Facility for the purpose of repaying amounts outstanding under SCL’s unsecured 5.125% Senior Notes due August 2025. In connection with entering into the 2024 SCL Credit Facility, the commitments under SCL’s existing amended and restated credit facility agreement, the 2018 SCL Credit Facility, were terminated.

Capital Expenditures
Capital expenditures during the third quarter totaled $539 million, including construction, development and maintenance activities of $313 million in Macao and $215 million at Marina Bay Sands.

###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, October 23, 2024 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the leading global developer and operator of integrated resorts. The company’s iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make its host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands® in Singapore and The Venetian® Macao, The Londoner Macao®, The Parisian Macao®, The Plaza Macao and Four Seasons Hotel Macao, and Sands® Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Dedicated to being a leader in corporate responsibility, Sands is anchored by the core tenets of serving people, communities and the planet. The company’s ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America, as well as Fortune’s list of the World’s Most Admired Companies. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “positions,” “remains,” “seeks,” “will” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. These statements represent our expectations, beliefs, intentions or strategies concerning future events that, by their nature, involve a number of risks, uncertainties or other factors beyond our control, which may cause our actual results, performance, achievements or other expectations to be materially different from any future results, performance, achievements or other expectations expressed or implied by these forward-looking statements. These factors include, but are not limited to, the risks associated with: our gaming license in Singapore and concession in Macao and amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, or attempt to expand our business in new markets and new ventures, execute our capital expenditure programs at our existing properties and produce future returns; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loan receivable; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; and other risks and uncertainties detailed in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statement is made. Las Vegas Sands Corp. assumes no obligation to update any forward-looking statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
Third Quarter 2024 Results
Non-GAAP Financial Measures

Within the company’s third quarter 2024 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures. The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this press release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding pre-opening expense, development expense, gain or loss on disposal or impairment of assets, gain or loss on modification or early retirement of debt, other income or expense and certain nonrecurring corporate expenses, net of income tax. Adjusted net income (loss) and adjusted earnings (loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP financial measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies, including Las Vegas Sands, have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their properties on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal repayments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
Casino	$1,936	$2,008	$6,199	$5,411
Rooms	314	342	957	881
Food and beverage	152	156	450	423
Mall	189	201	537	535
Convention, retail and other	91	88	259	207
Net revenues	2,682	2,795	8,402	7,457
Operating expenses:
Resort operations	1,701	1,679	5,150	4,595
Corporate	68	49	215	166
Pre-opening	4	3	10	13
Development	55	44	169	140
Depreciation and amortization	324	313	960	875
Amortization of leasehold interests in land	15	15	45	43
Loss on disposal or impairment of assets	11	4	41	22
	2,178	2,107	6,590	5,854
Operating income	504	688	1,812	1,603
Other income (expense):
Interest income	67	79	218	225
Interest expense, net of amounts capitalized	(179)	(200)	(547)	(628)
Other income (expense)	11	4	16	(17)
Income before income taxes	403	571	1,499	1,183
Income tax expense	(50)	(122)	(139)	(221)
Net income	353	449	1,360	962
Net income attributable to noncontrolling interests	(78)	(69)	(238)	(123)
Net income attributable to Las Vegas Sands Corp.	$275	$380	$1,122	$839

Earnings per share:
Basic	$0.38	$0.50	$1.52	$1.10
Diluted	$0.38	$0.50	$1.51	$1.09

Weighted average shares outstanding:
Basic	730	764	740	764
Diluted	731	766	742	767

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net Revenues
The Venetian Macao	$692	$723	$2,149	$1,934
The Londoner Macao	460	518	1,466	1,203
The Parisian Macao	250	244	745	657
The Plaza Macao and Four Seasons Macao	257	192	649	587
Sands Macao	81	83	236	241
Ferry Operations and Other	31	29	91	74
Macao Operations	1,771	1,789	5,336	4,696

Marina Bay Sands	919	1,015	3,093	2,788
Intercompany Royalties	60	61	186	164
Intersegment Eliminations(1)	(68)	(70)	(213)	(191)
	$2,682	$2,795	$8,402	$7,457

Adjusted Property EBITDA
The Venetian Macao	$267	$290	$843	$752
The Londoner Macao	124	167	399	326
The Parisian Macao	74	81	228	201
The Plaza Macao and Four Seasons Macao	102	71	238	237
Sands Macao	14	17	36	42
Ferry Operations and Other	4	5	12	12
Macao Operations	585	631	1,756	1,570

Marina Bay Sands	406	491	1,515	1,317
	$991	$1,122	$3,271	$2,887

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	38.6%	40.1%	39.2%	38.9%
The Londoner Macao	27.0%	32.2%	27.2%	27.1%
The Parisian Macao	29.6%	33.2%	30.6%	30.6%
The Plaza Macao and Four Seasons Macao	39.7%	37.0%	36.7%	40.4%
Sands Macao	17.3%	20.5%	15.3%	17.4%
Ferry Operations and Other	12.9%	17.2%	13.2%	16.2%
Macao Operations	33.0%	35.3%	32.9%	33.4%

Marina Bay Sands	44.2%	48.4%	49.0%	47.2%

Total	37.0%	40.1%	38.9%	38.7%
____________________

(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income	$353	$449	$1,360	$962
Add (deduct):
Income tax expense	50	122	139	221
Other (income) expense	(11)	(4)	(16)	17
Interest expense, net of amounts capitalized	179	200	547	628
Interest income	(67)	(79)	(218)	(225)
Loss on disposal or impairment of assets	11	4	41	22
Amortization of leasehold interests in land	15	15	45	43
Depreciation and amortization	324	313	960	875
Development expense	55	44	169	140
Pre-opening expense	4	3	10	13
Stock-based compensation(1)	10	6	19	25
Corporate expense	68	49	215	166
Consolidated Adjusted Property EBITDA	$991	$1,122	$3,271	$2,887
____________________

(1)
During the three months ended September 30, 2024 and 2023, the company recorded stock-based compensation expense of $24 million and $16 million, respectively, of which $14 million and $10 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

During the nine months ended September 30, 2024 and 2023, the company recorded stock-based compensation expense of $58 million and $58 million, respectively, of which $39 million and $33 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to LVS to Adjusted Net Income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income attributable to LVS	$275	$380	$1,122	$839

Pre-opening expense	4	3	10	13
Development expense	55	44	169	140
Loss on disposal or impairment of assets	11	4	41	22
Other (income) expense	(11)	(4)	(16)	17
Income tax impact on net income adjustments(1)	(11)	(10)	(35)	(29)
Noncontrolling interest impact on net income adjustments	—	1	(5)	(13)
Adjusted net income attributable to LVS	$323	$418	$1,286	$989

The following is a reconciliation of Net Income per Diluted Share to Adjusted Earnings per Diluted Share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Per diluted share of common stock:
Net income attributable to LVS	$0.38	$0.50	$1.51	$1.09

Pre-opening expense	0.01	—	0.01	0.02
Development expense	0.08	0.06	0.23	0.18
Loss on disposal or impairment of assets	0.02	0.01	0.06	0.03
Other (income) expense	(0.02)	(0.01)	(0.02)	0.02
Income tax impact on net income adjustments	(0.03)	(0.01)	(0.05)	(0.03)
Noncontrolling interest impact on net income adjustments	—	—	(0.01)	(0.02)
Adjusted earnings per diluted share	$0.44	$0.55	$1.73	$1.29

Weighted average diluted shares outstanding	731	766	742	767
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(In millions)
(Unaudited)

The following reflects the impact on Net Revenues for hold-adjusted win percentage:

	Three Months Ended
	September 30,
	2024	2023
Macao Operations	$4	$(25)
Marina Bay Sands	101	(44)
	$105	$(69)

The following reflects the impact on Adjusted Property EBITDA for hold-adjusted win percentage:

	Three Months Ended
	September 30,
	2024	2023
Macao Operations	$2	$(15)
Marina Bay Sands	78	(34)
	$80	$(49)
____________________

Note:
Beginning with the fourth quarter of 2023, we are no longer reporting quarterly “consolidated hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA” for Macao operations and Marina Bay Sands, and “hold-normalized adjusted net income (loss) attributable to LVS” or “hold-normalized adjusted earnings (loss) per diluted share.” We are making this change in response to comments from the SEC staff in connection with their ordinary course review. We will continue to report the hold-adjusted impact on quarterly revenue and adjusted property EBITDA for our Macao operations and Marina Bay Sands.

These amounts represent the estimated impact of the hold adjustment that would have occurred had the company’s current period Rolling Chip win percentage equaled 3.30%. Included are the estimated commissions paid, discounts and other incentives rebated directly or indirectly to customers, gaming taxes and bad debt expense that would have been incurred or avoided.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Casino Statistics:
The Venetian Macao:
Table games win per unit per day(1)	$8,863	$9,684	$9,638	$9,122
Slot machine win per unit per day(2)	$370	$437	$387	$422
Average number of table games	733	695	715	666
Average number of slot machines	1,661	1,418	1,589	1,391

The Londoner Macao:
Table games win per unit per day(1)	$12,550	$9,377	$11,364	$7,445
Slot machine win per unit per day(2)	$523	$505	$500	$444
Average number of table games	342	487	405	483
Average number of slot machines	1,074	1,285	1,256	1,175

The Parisian Macao:
Table games win per unit per day(1)	$5,738	$7,753	$6,556	$7,135
Slot machine win per unit per day(2)	$370	$328	$397	$308
Average number of table games	369	269	330	269
Average number of slot machines	1,216	891	1,010	893

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day(1)	$27,424	$21,989	$23,616	$19,239
Slot machine win per unit per day(2)	$173	$(69)	$160	$239
Average number of table games	103	84	101	99
Average number of slot machines	49	28	28	76

Sands Macao:
Table games win per unit per day(1)	$7,413	$6,536	$7,412	$5,494
Slot machine win per unit per day(2)	$239	$309	$275	$260
Average number of table games	102	119	100	137
Average number of slot machines	741	544	650	629

Marina Bay Sands:
Table games win per unit per day(1)	$12,090	$13,722	$14,725	$12,348
Slot machine win per unit per day(2)	$866	$845	$889	$879
Average number of table games	493	519	499	518
Average number of slot machines	2,955	2,933	2,942	2,918
____________________

(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	September 30,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$554	$575	$(21)
Rooms	54	55	(1)
Food and beverage	15	17	(2)
Mall	59	58	1
Convention, retail and other	10	18	(8)
Net Revenues	$692	$723	$(31)

Adjusted Property EBITDA	$267	$290	$(23)
EBITDA Margin %	38.6%	40.1%	(1.5)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$1,126	$953	$173
Rolling Chip win %(1)	3.64%	6.00%	(2.36)	pts

Non-Rolling Chip drop	$2,252	$2,313	$(61)
Non-Rolling Chip win %	24.7%	24.3%	0.4	pts

Slot handle	$1,441	$1,319	$122
Slot hold %	3.9%	4.3%	(0.4)	pts

Hotel Statistics

Occupancy %	98.8%	98.0%	0.8	pts
Average daily room rate (ADR)	$204	$212	$(8)
Revenue per available room (RevPAR)	$202	$207	$(5)
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	September 30,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$338	$371	$(33)
Rooms	68	97	(29)
Food and beverage	21	25	(4)
Mall	20	17	3
Convention, retail and other	13	8	5
Net Revenues	$460	$518	$(58)

Adjusted Property EBITDA	$124	$167	$(43)
EBITDA Margin %	27.0%	32.2%	(5.2)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$1,548	$1,561	$(13)
Rolling Chip win %(1)	2.89%	3.93%	(1.04)	pts

Non-Rolling Chip drop	$1,598	$1,737	$(139)
Non-Rolling Chip win %	21.9%	20.7%	1.2	pts

Slot handle	$1,290	$1,498	$(208)
Slot hold %	4.0%	4.0%	—	pts

Hotel Statistics(2)

Occupancy %	97.7%	95.3%	2.4	pts
Average daily room rate (ADR)	$230	$190	$40
Revenue per available room (RevPAR)	$225	$181	$44
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

(2)
During the three months ended September 30, 2024, a daily average of approximately 2,550 rooms were excluded from available rooms in connection with the renovations related to the conversion of the Sheraton towers to the Londoner Grand.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	September 30,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$189	$181	$8
Rooms	36	37	(1)
Food and beverage	17	15	2
Mall	6	7	(1)
Convention, retail and other	2	4	(2)
Net Revenues	$250	$244	$6

Adjusted Property EBITDA	$74	$81	$(7)
EBITDA Margin %	29.6%	33.2%	(3.6)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$169	$277	$(108)
Rolling Chip win %(1)	(7.14)%	6.76%	(13.90)	pts

Non-Rolling Chip drop	$1,054	$789	$265
Non-Rolling Chip win %	19.6%	22.0%	(2.4)	pts

Slot handle	$997	$670	$327
Slot hold %	4.2%	4.0%	0.2	pts

Hotel Statistics

Occupancy %	98.5%	97.0%	1.5	pts
Average daily room rate (ADR)	$153	$165	$(12)
Revenue per available room (RevPAR)	$151	$160	$(9)
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	September 30,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$182	$108	$74
Rooms	27	24	3
Food and beverage	7	7	—
Mall	40	50	(10)
Convention, retail and other	1	3	(2)
Net Revenues	$257	$192	$65

Adjusted Property EBITDA	$102	$71	$31
EBITDA Margin %	39.7%	37.0%	2.7	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$2,616	$2,068	$548
Rolling Chip win %(1)	3.92%	2.28%	1.64	pts

Non-Rolling Chip drop	$684	$570	$114
Non-Rolling Chip win %	22.9%	21.5%	1.4	pts

Slot handle	$26	$10	$16
Slot hold %	3.0%	(1.7)%	4.7	pts

Hotel Statistics

Occupancy %	93.2%	86.4%	6.8	pts
Average daily room rate (ADR)	$474	$472	$2
Revenue per available room (RevPAR)	$442	$408	$34
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	September 30,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$73	$75	$(2)
Rooms	4	4	—
Food and beverage	3	3	—
Mall	1	1	—
Net Revenues	$81	$83	$(2)

Adjusted Property EBITDA	$14	$17	$(3)
EBITDA Margin %	17.3%	20.5%	(3.2)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$26	$14	$12
Rolling Chip win %(1)	4.39%	13.84%	(9.45)	pts

Non-Rolling Chip drop	$407	$414	$(7)
Non-Rolling Chip win %	16.8%	16.8%	—	pts

Slot handle	$560	$473	$87
Slot hold %	2.9%	3.3%	(0.4)	pts

Hotel Statistics

Occupancy %	99.4%	98.7%	0.7	pts
Average daily room rate (ADR)	$172	$173	$(1)
Revenue per available room (RevPAR)	$171	$171	$—
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	September 30,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$600	$698	$(98)
Rooms	125	125	—
Food and beverage	89	89	—
Mall	63	68	(5)
Convention, retail and other	42	35	7
Net Revenues	$919	$1,015	$(96)

Adjusted Property EBITDA	$406	$491	$(85)
EBITDA Margin %	44.2%	48.4%	(4.2)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$6,558	$8,149	$(1,591)
Rolling Chip win %(1)	1.75%	3.85%	(2.10)	pts

Non-Rolling Chip drop	$2,126	$1,936	$190
Non-Rolling Chip win %	20.4%	17.6%	2.8	pts

Slot handle	$5,855	$6,364	$(509)
Slot hold %	4.0%	3.6%	0.4	pts

Hotel Statistics(2)

Occupancy %	94.7%	96.3%	(1.6)	pts
Average daily room rate (ADR)	$903	$681	$222
Revenue per available room (RevPAR)	$855	$656	$199
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

(2)	During the three months ended September 30, 2024 and 2023, approximately 1,600 and 2,200 rooms, respectively, were available for occupancy.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended September 30, 2024					TTM September 30, 2024
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$59	$52	88.1%	822,456	83.6%	$1,615

Shoppes at Four Seasons
Luxury Retail	27	24	88.9%	153,866	98.5%	7,501	*
Other Stores	13	12	92.3%	107,979	78.0%	2,429	*
	40	36	90.0%	261,845	90.1%	5,832

Shoppes at Londoner	20	16	80.0%	566,272	70.5%	1,491

Shoppes at Parisian	6	4	66.7%	296,818	67.7%	525

Total Cotai Strip in Macao	125	108	86.4%	1,947,391	78.2%	2,112

The Shoppes at Marina Bay Sands	63	56	88.9%	615,944	99.1%	2,919

Total	$188	$164	87.2%	2,563,335	83.3%	$2,364
____________________

Note:	This table excludes the results of our retail outlets at Sands Macao.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
*	Prior quarter tenant sales per square foot have been reclassified to be consistent with the current period presentation of luxury retail and other stores.